SCHEDULE 14A INFORMATION
                            ------------------------


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Confidential,  for  Use  of the  Commission  Only
        (as  permitted  by  Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive  Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               Power Spectra, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


-------------------------------------------------------------------------------
     (Name of person(s) filing proxy statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:  N/A
        (2)      Aggregate number of securities to which transaction applies:  N/A
        (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A
        (4)      Proposed maximum aggregate value of transaction:  N/A
        (5)      Total fee paid:           N/A
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount Previously Paid:  N/A
        (2)      Form, Schedule, or Registration Statement No.:  N/A
        (3)      Filing Party:  N/A
        (4)      Date Filed: N/A

                               POWER SPECTRA, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 25, 1997

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Power Spectra, Inc., a California corporation (the "Company"), will be held on Friday, July 25, 1997 at 10:00 a.m., local time, at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California (telephone (408)738-4888) for the following purposes:

         (1) To elect seven directors to serve for the ensuing year and until their successors are elected and qualified.

         (2)      To  approve  an  amendment  of  the   Company's   Articles  of
                  Incorporation to effect a reverse split of the Company's Common Stock.

         (3) To approve an increase in the number of shares of Common Stock issuable under the Company's 1991 Director Stock Plan by 300,000 shares.

         (4) To ratify the appointment of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

         (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on May 30, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder returned a proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Gordon H. Smith
                                       President and Chief Executive Officer

Sunnyvale, California
June ___, 1997

                               POWER SPECTRA, INC.

                                 PROXY STATEMENT
                     FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                             ----------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Power Spectra, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Friday, July 25, 1997 at 10:00 a.m., local time, or at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California (telephone (408)738-4888). The Company's executive offices are located at 919 Hermosa Court, Sunnyvale, California 94086, and the Company's telephone number at that address is (408) 737-7977.

         These proxy solicitation materials were mailed on or about June __, 1997 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

         Shareholders of record at the close of business on May 30, 1997 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the Record Date, 20,653,275 shares of the Company's Common Stock were issued and outstanding and held by approximately 704 shareholders of record. The only person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock is the Travelers Group and affiliated entities, which owned approximately 25.4% of the Company's Common Stock.

         Also at the close of business on the Record Date, 791 shares of the Company's Series A Preferred Stock were issued and outstanding and held by 13 shareholders of record and 1143 shares of the Company's Series B Preferred Stock were issued and outstanding and held by 25 shareholders of record. The only persons known by the Company to be the beneficial owners of more than 5% of the Company's Preferred Stock were First Interstate Bank, Custodian for the benefit of the James Ermet Halden Trust (19.4%, on an as-converted to Common Stock basis), David J. Holmgren (18.7%), and the estate of John C. Cahill (11.2%).

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

         Each holder of Common Stock has one vote for each share of Common Stock held. Each holder of Preferred Stock of the Company has the right to vote the number of shares of Common Stock into which a share of Preferred Stock is convertible, such number of shares of Common Stock being 816 in the case of the Series A Preferred Stock of the Company and 1,280 in the case of the Series B Preferred Stock of the Company. Each shareholder voting in the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of votes to which the shareholder's shares are entitled, or distributing the shareholder's votes on the same principle among as many candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock (or Common Stock into which a share of Preferred Stock is convertible) has one vote.

         Shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR approval of a reverse split of the Company's Common Stock with a split factor to be determined by the Board of Directors, (iii) FOR approval of an increase of 300,000 in the number of shares of Common Stock issuable under the Company's 1991 Director Stock Plan; and (iv) FOR ratification of the appointment of Grant Thornton, LLP as independent auditors. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment on such matter.

         The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for any such services.

Quorum; Abstentions; Broker Non-Votes

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date, determined on an as-converted basis. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

         While there is no definitive statutory case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this matter. Accordingly, abstentions will have the same effect as a vote against a proposal.

         Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Shareholder Proposals

         Proposals of shareholders of the Company which are intended to be presented by such shareholder at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than March __, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy related to that Annual Meeting.

Financial Statements

         Please see the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1997, both of which are being mailed to shareholders with this Proxy Statement, for the financial statements of the Company for the fiscal year ending December 31, 1996 and for the period ending March 31, 1997, and as of such dates, respectively, and certain other information.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

         A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, four of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.


         The names of the nominees,  and certain information about them, are set forth below.
      Name of Nominee           Age*               Principal Occupation                        Director Since
---------------------------     ----      --------------------------------------------         ------------------
Gordon H. Smith                  68       President and Chief Executive Officer of the            January 1995
                                          Company

John W. Pauly                    74       General, U.S. Air Force, Retired                            May 1990

Gene J. Kennedy                  55       Consultant/Counselor                                   November 1990

James A. Glaze                   59       Vice President of Industry Association                     June 1995

Harold T. Bowling                         Executive of Defense Contractor, Retired                          --

James A. Lovell, Jr.                      President of Communications Company                               --

Richard J. Redett                         Management Consultant                                             --

---------------------------
*     As of April 30, 1997.

         Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships between any director, nominee for director, nominee for director or executive officer of the Company.

         Admiral Smith joined the Company's Board of Directors in January 1995, and has served as President and Chief Executive Officer of the Company since in May 1996. Admiral Smith served as an officer of Lockheed Missiles and Space Co., a space systems manufacturer, from 1988 to 1990. From 1990 to 1994, he served as President and Chief Executive Officer of Sargent Fletcher Company. From October to November 1995, he served as President and Chief Executive Officer of Sargent Fletcher, Inc., a military aircraft component manufacturer.

         General Pauly served as the Chairman of the Board and Chief Executive Officer of Systems Control Technology, Inc., a software company, from 1982 until his retirement in 1994. General Pauly is a member of the Army Science Board and was a participant in the National Research Council Study on strategic technologies in the Army.

         Mr. Kennedy has been in private practice related to organizational and individual counseling and psychotherapy since 1974. In 1981 he was a founding investor and Vice President of Beepers Northwest, Inc., a pager company which was later purchased by McCaw Cellular Communications.

         Mr. Glaze joined the Board of Directors in June 1995. Since August 1993, Mr. Glaze has served as a Vice President of the Semiconductor Industry Association. Prior to August 1993, Mr. Glaze was President of Jmar Technology, Inc., a laser technology developer.

         Mr. Bowling has served in various executive positions at Lockheed Martin Company, a defense technology developer and contractor, over a period of forty years. Before his retirement in February 1997, Mr. Bowling was President of Lockheed Martin Aeronautics International. He served as President of Lockheed Aircraft Service Company from _________ to ___________, and as Vice President of Corporate Development of Lockheed Martin from ___________ to _____________.

         Mr. Lovell is President of Lovell Communications, a communications [services] provider. Prior to founding Lovell Communications, Mr. Lovell served as Executive Vice President of Centel Corporation from __________ to ___________, and as President of Fisk Telephone Systems from ___________ to
___________.

         Mr. Redett is currently ____________ of Redett Management Group, a management consulting firm specializing in corporate restructurings and turnarounds, which he founded in ______________. Mr Redett previously held various executive position at Danis Industries over a period of ____ years.

Recommendation

         The Board of Directors recommends that shareholders vote FOR each of the Company's nominees for director.

Vote Required

         The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

Executive Officers

         The current executive officers of the Company and their ages as of April 30, 1997 are as follows:


       Name               Age                     Position
       ----               ---                     --------

Gordon H. Smith            68          Chairman of the Board, President, Chief
                                       Executive Officer
Charles C. Byer            52          Executive Vice President, Chief Operating
                                       Officer
Edward J. Lamb             49          Chief Financial Officer, Secretary

         All executive officers serve at the discretion of the Board of Directors.

         Mr. Byer joined the Company as Executive Vice President in May 1995, and has served as Chief Operating Officer since May 1996. Prior to joining Power Spectra, he was with Beta Phase, Inc., an electrical component manufacturer, from August 1991 to January 1995, serving as its President.

         Mr. Lamb has served as Chief Financial Officer since October 1993, and as Secretary since November 1994. Prior to joining Power Spectra, he was Division Controller for Quantic Industries, Inc., a munitions manufacturer from August 1990 to February, 1992.

         See "Nominees," above, for background information on Mr. Smith.

Security Ownership of Certain Persons

         The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (1) each nominee for director, (2) the Company's Chief Executive Officer (3) each of the three other executive officers named in the executive compensation table below (collectively, the "Named Executive Officers"), (4) all directors and executive officers as a group and
(5) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.


                                   Shares of Common Stock Beneficially Owned (1)
                                   ---------------------------------------------
                    Name                  No. of Shares    Percent of Total
--------------------------------   ----------------------  ---------------------
Entities Affiliated with                    5,414,090          25.4%

Travelers Group, Inc.(2)
  388 Greenwich St.
  New York, NY 10013

Gene J. Kennedy(3)                            488,825           2.4%

John W. Pauly(4)                              181,531           *

Michael I. Gamble(5)                          164,810           *

Richard A. Williams(6)                        156,335           *

John Hewitt, Jr.(4)                           161,067           *

Gordon H. Smith(7)                             88,916           *

Edward J. Lamb(8)                              50,382           *

Charles C. Byer(9)                             32,000           *

James A. Glaze(10)                             35,348           *

All directors and executive officers as     1,359,214           6.1%
a group (9 persons)(11)

---------------------------
* Represents less than 1% of the total number of shares of Common Stock outstanding.
(1) Except as indicated below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) As reported in Amendment No. 2 to Schedule 13G filed by Travelers Group, Inc. on January 30, 1997, and 2,000,000 shares purchased in a private placement on April 11, 1997. Includes shares held by Smith Barney Holdings, Inc. and Smith Barney Mutual Funds Management, Inc., and includes 681,818 shares issuable upon exercise of warrants exercisable within 30 days of May 30, 1997.
(3) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997, and 5,000 shares issuable upon exercise of warrants exercisable within 60 days of May 30, 1997.
(4) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997, and 5,000 shares issuable upon exercise of warrants exercisable within 60 days of May 30, 1997.
(5) Includes 143,535 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997,
(6) Includes 55,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997.
(7) Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997 and 2,500 shares issuable upon exercise of warrants exercisable within 60 days of May 30, 1997.
(8) Includes 50,382 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997.

(9) Includes 32,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997.
(10) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997.
(11) Includes 527,356 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997 held by seven nominees for director, one of whom is also an officer, 10,000 shares issuable to three directors, upon exercise of warrants exercisable within 60 days of May 30, 1997, and 82,382 shares issuable upon exercise of options exercisable within 60 days of May 30, 1997 held by two officers who are not directors or nominees for director.

         The following table sets forth the beneficial ownership of Series A Preferred Stock and Series B Preferred Stock of the Company as of May 30, 1997 by (1) each nominee for director, (2) the Named Executive Officers, (3) all directors and executive officers as a group and (4) each person known by the Company to be the beneficial owner of more than 5% of the Company's Preferred Stock, on an as-converted to Common Stock basis.


                                               Shares of Preferred Sock
                                                Beneficially Owned (1)
                                   ---------------------------------------------
                    Name                  No. of Shares    Percent of Class(2)
--------------------------------   ----------------------  ---------------------
Gene J. Kennedy                               89                   4.8%

Michael I. Gamble                             10(3)                *

John Hewitt, Jr.                              10                   *

Edward J. Lamb                                10                   *

Richard A. Williams                           10                   *

First Interstate Bank, Custodian for the     500                  19.4%
benefit of James Ermet Haldan Trust
PO Box 30100
Reno, Nevada 89560

David J. Holmgren                            308(4)               18.7%
30 White Birch Lane
Coscob, CT 06807

Estate of John C. Cahill                     185(5)               11.2%
284 President Avenue
Providence, RI 02906

All directors and executive officers as a    129                   6.8%
group (9 persons)

---------------------------
* Represents less than 1% of the total number of shares of Preferred Stock outstanding.
(6) Except as noted below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) Represents the percentage obtained by dividing the number of shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock held by the beneficial owner are convertible by the number of shares of Common Stock into which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock are convertible.
(3) Represents shares owned jointly by Mr. Gamble and his spouse, Charlotte Anne Gamble.
(4) Includes 14 shares owned jointly by Mr. Holmgren and his spouse, Karen C. Holmgren.
(5) Does not include 5,000 shares held be each of Ann Catherine Cahill and Mary Elizabeth Cahill, Mr. Cahill's daughters.

Compliance with Section 16(a) of the Exchange Act

      Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1996 (the "Last Fiscal Year"), all filing requirements under Section 16(a) of the Securities Exchange Act applicable to its officers, directors and 10% shareholders were complied with.


Board Meetings and Committees

      The Board of Directors of the Company held a total of six meetings during the Last Fiscal Year. During the Last Fiscal Year, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and committees on which he served, if any.

      The Board has established an Audit Committee and a Compensation Committee. The Audit Committee consists of Messrs. Hewitt, Glaze and Williams. The Audit Committee recommends engagement of the Company's independent auditors and approves the services performed by such auditors and reviews and evaluates the Company's accounting policies and its systems of internal accounting controls. The Compensation Committee is comprised of Messrs. Gamble, Smith, Pauly and Kennedy. The Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer and determines the compensation levels of the Company's other officers. The Audit Committee and the Compensation Committee held two meetings and six meetings in 1996, respectively. The Company does not have a Nominating Committee or a committee performing similar functions.


Director Compensation

      As compensation for their services as directors, non-employee directors receive shares of the Company's Common Stock under the 1991 Director Stock Plan described below and options to purchase Common Stock under the Director Option Plan, also described below. See "Employee and Director Benefit Plans."

      During 1996, 10,522 shares of Common Stock were issued to each of the following directors pursuant to the 1991 Director Stock Plan: John Hewitt, Jr., Richard A. Williams, John W. Pauly, Gene J. Kennedy, and James A. Glaze. Mr. Gamble and Mr. Smith received 2,890 and 7,632 respectively, and Drury J. Gallagher, a former director of the Company, received 9,007 shares. Additionally, each director is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. Before being appointed President and Chief Executive Officer, Admiral Smith was paid $1,500 per month as non-executive Chairman of the Board. He received $9,000 for such services in the Last Fiscal Year. In addition, heads of committees of the Board of Directors are paid $250 per quarter as compensation for serving in such positions.

      Non-qualified stock options to purchase 10,000 shares of Common Stock were issued to each of the non-employee directors pursuant to the Director Option Plan in March 1996. See "Employee and Director Benefit Plans" below.

Executive Compensation

The following table sets forth certain information regarding compensation paid by the Company in the Last Fiscal Year to its Chief Executive Officer and the other three executive officers whose total compensation in the Last Fiscal Year exceeded $100,000:

                                                       Summary Compensation Table

                                                                  Annual
                                                                  ------                Long-Term
                                                                Compensation        Compensation Awards
                                                                ------------        -------------------
                                                                                               Securities
                                                                                               ----------
                                                                                    Stock      Underlying
                                                                                    -----      ----------
                                                              Salary                Grants      Options
                                                              ------                ------      -------
                Name                       Year                ($)               (# of Shares)(# of Shares)
------------------------------------- --------------- -----------------------    --------------------------
Gordon H. Smith                            1996             104,457(1)              7,632         50,000
 President & Chief Executive               1995               9,000                     0         10,000
 Officer

Michael I. Gamble                          1996             235,953(2)              2,890              0
 Former President and Chief                1995             163,320                     0          8,535
 Executive Officer                         1994             165,000                     0          5,000

Charles C. Byer                            1996             137,893                     0              0
 Executive Vice President and              1995              75,206                     0         80,000
 Chief Operating Officer

Edward J. Lamb                             1996             107,072                     0              0
 Chief Financial Officer and               1995              94,630                     0          4,764
 Secretary                                 1994              88,087                     0          5,000

----------------------------
(1) Mr. Smith's cash compensation included $95,457 in salary and $9,000 paid to him as non-executive Chairman in 1996. Mr. Smith joined the Board of Directors in January 1995 and became an executive officer of the Company in May 1996.

(2) Mr. Gamble's 1996 cash compensation included $103,217 in salary and a $105,000 lump sum payment, together with $27,736 for consulting services paid under a separation agreement. The separation agreement requires a minimum payment approximating $27,000 in 1997.

      The following table sets forth certain information regarding stock options granted to the Mr. Smith, the only Named Executive Officer to receive option grants in the Last Fiscal Year.


                             Option Grants in Last Fiscal Year

                      Number of
                     Securities      Percent of Total
                     Underlying     Options Granted to    Exercise
                       Options      Employees in Fiscal     Price    Expiration
Name                  Granted(#)           Year             ($/Sh)     Date
----                 -----------    -------------------   --------   -----------

Gordon H. Smith       10,000(1)            5.3%              $1.85     3/2006

Gordon H. Smith       40,000(2)           21.0%              $1.25     5/2006

--------------------
(1) Nonstatutory Stock Option granted under the 1992 Director Option Plan. The Option is immediately exercisable. The exercise price of the Option equaled the fair market value of the underlying securities as of the date of grant.

(2) Incentive Stock Option granted under 1986 Stock Option Plan. The Option vests over a period of five years. The exercise price of the Option equaled the fair market value of the underlying securities as of the date of grant.

      The following table sets forth the value of all unexercised stock options held on December 31, 1996 by the Named Executive Officers. No Named Executive Officer exercised stock options during the Last Fiscal Year.



                          Fiscal Year-End Option Values

                         Number of Securities           Value of Unexercised
                        Underlying Unexercised         In-the-Money Options at
                    Options at Fiscal Year End (#)      Fiscal Year End ($)
Name                  (Exercisable/Unexercisable)    (Exercisable/Unexercisable)
----                ------------------------------   ---------------------------
Gordon H. Smith              40,000/20,000                     0/0(1)

Michael I. Gamble              133,535/0                       0/0(1)

Charles C. Byer              24,000/56,000                     0/0(1)

Edward J. Lamb               44,167/10,597                     0/0(1)

--------------------------
(1) Based on the over-the-counter bulletin board closing bid price of the Company's Common Stock as of December 31, 1996, which was $0.531 per share. The exercise prices of Messrs. Smith, Gamble, Byer, and Lamb's exercisable and unexercisable options granted under the 1986 Stock Option Plan and 1992 Director Option Plan were greater than the closing bid as of such date. Consequently, all Named Executive Officers' options were not in-the-money.

Employee and Director Benefit Plans

         The following is a brief summary of plans in effect during the last fiscal year under which officers, directors and employees of the Company receive benefits.

         1986 Stock Option Plan. The Company's 1986 Stock Option Plan (the "1986 Plan") was adopted by the Company's Board of Directors in March 1987 and approved by the Company's shareholders in October 1987. A total of 1,690,000 shares of Common Stock was reserved for issuance under the 1986 Plan.

         The 1986 Plan is administered by the Board of Directors, which has the authority to select the employees and consultants of the Company (including officers and employee directors) who are to receive option grants and to determine whether each option granted is to be an incentive stock option satisfying the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonstatutory stock option. The exercise price of each incentive stock option granted may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant and the exercise price of a nonstatutory option may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. No option may have a term in excess of ten years measured from the date of grant. The Board of Directors selects the optionees, the number of shares to be subject to each option and the vesting period of options granted under the 1986 Plan. In making such determination, the Board of Directors takes into account the duties and responsibilities of the employee or consultant, as the case may be, the value of the optionee's services, his or her present and potential contribution to the success of the Company and anticipated number of years of future service and other relevant factors.

         The 1986 Plan expired as to future grants upon adoption of the 1996 Stock Plan in June 1996.

         1996 Stock Plan. The Board of Directors adopted the 1996 Stock Plan (the "1996 Plan") in April 1996 and the Plan was approved by the Company's shareholders in June 1996. A total of 1,500,000 shares of Common Stock were reserved for issuance upon exercise of options granted under the 1996 Plan, in addition to the shares which remained available for issuance under the 1986 Plan. The plan provides for grants in a manner similar to the 1986 Plan and is not a deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of ERISA. In accordance with Section 162(m) of the Code, the 1996 Plan imposes a limitation on grants to any optionee in any fiscal year so that the aggregate grants in any one year to any optionee may not exceed 300,000 share per fiscal year, provided, however, that new hires may receive additional option grants for no more than 300,000 shares in the year they are hired. In addition, there is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which are exercisable for the first time in any calendar year by an employee. As of March 31, 1996, options to purchase 9,500 shares had been granted under the 1996 Plan, and 1,614,176 shares were available for future grants.

         The 1996 Plan provides that, in the event of a merger of the Company with or into another corporation, the sale of more than 50% of the Company's voting stock, a sale of substantially all of the Company's assets or a liquidation or dissolution of the Company ("Transfer of Control"), the acquiring or successor corporation may assume or substitute substantially equivalent awards for the awards outstanding. To the extent awards are not assumed or substituted for, they will vest in full prior to the Transfer of Control. To the extent options are not assumed, substituted for, or exercised prior to the Transfer of Control, they will terminate.

         1991 Director Stock Plan. For a description of the 1991 Director Stock Plan, see "AMENDMENT TO THE 1991 DIRECTOR STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE -- Description of Plan, As Amended."

         1992 Director Option Plan. The Company's Director Option Plan was adopted in October 1992 by the Board of Directors, and approved by the shareholders in June 1993. An aggregate of 230,000 shares of Common Stock was reserved for issuance under the 1992 Director Option Plan (the "Director Option Plan"). Under the 1992 Director Option Plan each Outside Director is automatically granted an option to purchase 10,000 shares each year on the third trading day following the public announcement of the Company's financial results for the preceding fiscal year. Only Outside Directors are eligible to participate in the Director Option Plan. The shareholders approved an increase of 170,000 shares in the number of share available for issuance under the Director Option Plan in June 1996. Each Outside Director was automatically granted an option for 10,000 shares in March 1996. Options granted under the Director Option Plan are nonstatutory options, and do not qualify as incentive stock options, as defined in Section 422 of the Code.


                                 PROPOSAL NO. 2

               APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION
                     TO EFFECT REVERSE SPLIT OF COMMON STOCK

         The Board of Directors believes that it is in the best interests of the Company and its shareholders to effect a reverse stock split (the "Reverse Stock Split") of one share of reconstituted Common Stock for every four to ten shares of Common Stock that are currently issued and outstanding, with the precise number of shares of Common Stock to be converted into each reconstituted share of Common Stock (the "Split Factor") to be determined by the Board of Directors at a later time.

         As a result of the Reverse Stock Split, pursuant to the terms of the Articles of Incorporation and the Certificates of Determination with respect to the Company's Series A Preferred Stock and Series B Preferred Stock, the rate at which each outstanding share of Series A Preferred Stock converts into Common Stock would be adjusted from the current 816 to between 81.6 and 204 shares of Common Stock (depending on the Split Factor selected by the Board), and the rate at which each outstanding share of Series B Preferred Stock converts into Common Stock would be adjusted from the current 1,280 to between 128 and 320 shares of Common Stock (depending on the Split Factor selected by the Board).

         In order to effect the Reverse Stock Split, the shareholders are being asked to approve an Amendment to the Company's Articles of Incorporation (the "Articles Amendment"). The Board of Directors of the Company believes that the Reverse Stock Split is the best interests of both the Company and its shareholders, and has unanimously approved the Articles Amendment. The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to decide not to proceed with the Reverse Stock Split, if, at any time prior to its effectiveness, it determines, in its sole discretion, that it is no longer in the best interests of the Company and its shareholders.

Effect of Reverse Stock Split

         The Company is currently authorized to issue 55,000,000 shares of Common Stock, of which 20,653,275 shares were issued and outstanding as of the Record Date. The Company is further authorized to issue 5,000,000 shares of Preferred Stock, of which 791 shares designated as Series A Preferred Stock, and 1,143 shares designated as Series B Preferred Stock were issued and outstanding as of the Record Date. If effected, the Reverse Stock Split would reduce the number of outstanding shares of Common Stock to approximately 2,065,000 to 5,163,000 (depending on the Split Factor selected by the Board) . The number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock would not be affected; however, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock and Series B Preferred Stock would be proportionately reduced. The proposed Reverse Stock Split would not affect any shareholder's proportionate equity interest in the Company. None of the rights currently accruing to holders of Common Stock or Preferred Stock will be affected by the Reverse Stock Split.

         The following table  illustrates  the principal  effects of the Reverse
Stock Split of the Company's Common Stock (without giving effect to any adjustments for fractional shares):

                                                                           Number of Shares as of
                                                                                 May 30, 1997

                                                            Prior to Reverse Stock    After Reverse Stock Split
                                                            ----------------------    -------------------------
                                                                    Split
                                                                    -----
Authorized
    Preferred Stock.......................................         5,000,000                        5,000,000
    Common Stock..........................................        55,000,000           5,500,000 - 13,750,000
Outstanding
    Preferred Stock
      Series A Preferred Stock............................               791                              791
      Series B Preferred Stock............................             1,143                            1,143
Common Stock
    Actually outstanding..................................        20,653,275            2,065,000 - 5,163,000
    Issuable on conversion of Preferred Stock.............         2,108,496                210,850 - 527,124
    Issuable upon exercise of Options and Warrants........
    Total "as-converted"..................................



                                                                  Prior to Reverse            After Reverse
                                                                  ----------------            -------------
                                                                    Stock Split                Stock Split
                                                                    -----------                -----------
 Shareholders' equity as of March 31, 1997.......................    $    211,000              $    211,000
 Shareholders' equity per share as of March 31, 1997.............    $       .013              $  0.52-1.30
 Net loss for fiscal year ended December 31, 1996................    $  3,788,299              $  3,788,299
 Net loss per share for fiscal year ended December 31, 1996......    $        .26              $  1.04-2.60


Background and Reasons for the Proposal

         In August 1992, the Company received a notice from the Nasdaq Stock that because the Company's capital and surplus at June 30, 1992 was less than $1,000,000, the Nasdaq Stock Market would be required to delist the Company's securities from the National Market of the Nasdaq Stock Market for failure to meet the $1,000,000 minimum capital and surplus requirement for continued listing.

         The Company is taking steps which may in the future allow it to comply with the minimum capital requirements of the National Market or the Small Cap Market of the Nasdaq Stock Market. Renewed listing of the Company's Common Stock on the Nasdaq Stock Market would significantly enhance the marketability of the Company's Common Stock by broadening the range of investors who may consider holding the Company's Common Stock. A significant percentage of individual investors as well as large institutional investors may currently avoid investing in the Company's Common Stock because of institutional policies relating to lower-priced stocks, and because of the lack of readily available market price information. The Board of Directors believes that renewed listing on the Nasdaq Stock Market may remove such impediments to investor interest and enhance the Company's ability to obtain additional funding from the public markets.

         Additionally, the policies and practices of many brokerage houses tend to discourage brokers within those firms from dealing in lower-priced stocks. Some of such policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that make handling of lower-priced stocks economically unattractive to brokers. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stock because the brokerage commission payable on its sale generally represents a higher percentage of the sales price than on higher-priced stock.

         In light of these factors, the Board of Directors believes that the relatively low share price of the Common Stock, when compared with the market prices of the common stock of publicly-held companies in the same or comparable industries, impairs the marketability of the Common Stock and creates a negative impression with respect to the Company. The foregoing factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise capital through further sales of equity securities. The increase in the market price of the Company's stock as a result of the Reverse Stock Split is expected to enhance the marketability of the stock to the financial community and the investing public at large.

         The Board is hopeful that the Reverse Stock Split will result in a trading price for the Company's Common Stock that will better suit the preferences of institutional investors and brokerage firms described above and mitigate the adverse impact of trading commissions on the potential market for the Company's shares. However, there can be no assurance that the increased market price of the Common Stock after the Reverse Stock Split will enhance the aggregate value of the Company's capitalization.

         In order to obtain renewed listing on the Nasdaq Stock Market, an issuer's stock must trade at a minimum price of $3.00 per share. As of the close of trading on June __, 1997, the average of the bid and ask prices for Company's Common Stock was $___. The proposed reverse stock split is intended to raise the trading price of the Company's stock in order to meet the Nasdaq Stock Market's minimum trading price requirement.

         In the event that the shareholders fail to approve the Reverse Stock Split, the Company's Common Stock is not likely to trade at a price of above $3.00 per share in the near future. Since maintaining a minimum bid price of $3.00 per share is a requirement of the Nasdaq Stock Market for the inclusion of the Company's Common Stock as a Nasdaq Stock Market security, it is unlikely that the inclusion of the Company's Common Stock in the Nasdaq Stock Market will be resumed if the Reverse Stock Split is not effected. In such an event, sales of the Company's

Common Stock would not be reported on the Nasdaq Stock Market. As a result, sales of the Company's Stock would continue to only be reported in the National Daily Quotation Service published by the National Quotation Bureau, Inc. and certain electronic quotation services and would not be readily available in newspapers. To the extent that no sales of the Company's stock occur, no listing would be published by the National Quotation Bureau, Inc.

         The Company is not aware of any current efforts to accumulate Common Stock or obtain control of the Company, and the reverse stock split is not intended to be an anti-takeover device. The Reverse Stock Split is being proposed with a view toward enhancing marketability of the Company's Common Stock by obtaining a Common Stock price in a range more acceptable to the investment community.

Execution and Consequences of Reverse Stock Split

Exchange of Stock Certificates

         Each stock certificate representing issued and outstanding shares of Common Stock prior to the effective date of the Reverse Stock Split will, after such effective date, represent the appropriate number of shares of Common Stock reflecting the Reverse Stock Split. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES.

Payment for Fractional Shares

         No scrip or fractional certificates will be issued in the Reverse Stock Split. Instead, shareholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Split Factor will be entitled to receive a cash payment in lieu thereof at a price equal to the fair market value of the stock as determined by the Board on the effective date of the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

         Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled and where funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or its transfer agent, as the case may be, concerning ownership of such funds within the time permitted in such jurisdictions. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they are paid.

Certain Federal Income Tax Consequences

          The following description of federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not address all the tax consequences that may be relevant to a particular shareholder (such as non-resident aliens, broker-dealers or insurance companies). Furthermore, no foreign, state or local tax consequen ces are discussed herein. Accordingly, shareholders are urged to consult their own tax advisors to determine the specific tax consequences of the Reverse Stock Split to them.

         The exchange of shares of stock for shares of post-split stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of post-split stock will include the shareholder's holding period for the shares of stock exchanged therefor, reduced by the tax basis allocable to the receipt of cash in lieu of fractional shares.

         A shareholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to him or her and then immediately redeemed them for cash. Such shareholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such shareholder's pre-split stock allocable to such fractional shares, had such fractional shares actually been issued. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder's holding period for his or her stock exceeds 12 months.

Vote Required

         Approval of the Reverse Stock Split and adoption of the Articles Amendment require the affirmative vote of the holders of not less than a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will be counted as votes against adoption of the Articles Amendment. Any shareholder entitled to vote may vote part of his or her shares in favor of the proposed Articles Amendment and refrain from voting shares against the proposed Amendment. In such a case, the shareholder must specify the number of shares which he or she is voting affirmatively or else it will be conclusively presumed that such shareholder intended to vote all of his or her shares in favor the proposed Articles Amendment. The Board of Directors unanimously recommends that shareholders vote "FOR" adoption of the proposal.


                                 PROPOSAL NO. 3

                    AMENDMENT TO THE 1991 DIRECTOR STOCK PLAN
             TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

         In August 1989, the Company adopted its 1989 Director Incentive Stock Plan (the "1989 Plan"), pursuant to which a total of 30,000 shares of Common Stock were reserved for issuance to non-employee directors of the Company. Its successor plan, the 1991 Directors' Stock Plan (the "Stock Plan") was adopted by the Board of Directors of the Company in March 1991 and originally approved by the shareholders in June 1991. A total of 250,000 shares of the Company's Common Stock were initially reserved for issuance under Stock Plan, and the shares previously reserved for issuance under the 1989 Plan were made available for issuance under the Stock Plan. The reservation of an additional 200,000 shares was approved by the shareholders of the Company in June 1995. The Stock Plan provides for periodic issuances of Common Stock to all non-employee members of the Board of Directors in consideration for their service to the Company.

         In May 1997, the Board approved an amendment to the Stock Plan (the "Amendment"), subject to shareholder approval, in order to increase the number of shares available for issuance under the Stock Plan by 300,000 shares to a total of 780,000.

         At the Annual Meeting, the shareholders are being requested to ratify and approve the Amendment to the Stock Plan. The Board believes that the continued service of its Outside Directors is extremely valuable to the Company and recommends approval of the Amendment, which is necessary in light of the fact that of the 480,000 shares previously reserved for issuance under the Stock Plan 479,998 have already been issued.

Description of the Stock Plan, As Amended

Purpose

         The purposes of the Stock Plan are to attract and retain the best available individuals for service as Outside Directors, to provide additional incentives to the Outside Directors, and to encourage their continued service on the Board of Directors and committees thereof.

Administration

         The Stock Plan provides for administration by the Board of Directors. Only Outside Directors may vote on matters affecting administration of the Stock Plan.

Eligibility and Participation

         The Stock Plan provides that shares may be granted only to Outside Directors of the Company. There are currently six Outside Directors. All grants are automatic and are not subject to the discretion of any person.

Automatic Grants of Outside Director Shares

         Pursuant to the Stock Plan, in consideration of services rendered to the Company during the preceding quarter, on the last day of each calendar quarter, each Outside Director then serving on the Board of Directors is automatically granted that number of shares of Common Stock of the Company equal to $3,125 divided by the fair market value per share of the Company's Common Stock as of the last day of such quarter. Quarterly grants are adjusted pro rata for any such directors who have served less than a full quarter.

         If a director ceases to be Outside Director at any time, the Company will, within 90 days after the date he or she ceases to be an Outside Director, issue to such person the number of shares equal to (i) $3,125 (or such lesser amount after pro rata adjustment for the actual number of days served in that quarter by such director) divided by (ii) the fair market value per share on the last day of the calendar quarter in which such person ceased to be an Outside Director.

Adjustments Upon Changes in Capitalization; Merger or Sale of Assets

         Subject to any required action by shareholders of the Company, the number of shares of Common Stock reserved for issuance under the Stock Plan will be proportionately adjusted if any recapitalization, reclassification, stock dividend, stock split or combination of shares of Common Stock is effected. In the event of the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation whereby the shareholders of the Company or the merger of the Company with or into another corporation whereby the shareholders of the Company own less than 50% of the equity securities of the surviving corporation, each Outside Director will receive immediately prior to the consummation of such action the number of shares to which that director would have been eligible at the end of the calendar quarter in which the consummation of such action occurs, proportionately adjusted to reflect the days served by the Outside Director since the commencement of that calendar quarter.

Amendment and Termination

         The Board may amend, suspend, or terminate the Stock Plan from time to time in such respects as the Board may deem advisable, except that shareholder approval is required for any amendment to the Stock Plan which would (i) materially increase the benefits to participants under the Stock Plan, (ii) materially increase the number of shares issuable under the Stock Plan, or (iii) materially modify the requirements as to eligibility for participation in the Stock Plan. Provisions of the Stock Plan setting forth the amount and price of the shares to be issued, the class of person eligible to be granted shares and the timing of such grants may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, if applicable, or the rules and regulations promulgated thereunder. Any such amendment or termination of the Stock Plan will not affect shares already issued.

Participation in the Stock Plan

         The grant of Common Stock under the Stock Plan is automatic, as described above. Only Outside Directors are eligible to receive options under the Stock Plan; executive officers (including Mr. Smith) are not eligible. The number of shares of Common Stock subject to future grants under the Stock Plan is dependent on the Company's Common Stock price, and accordingly is not determinable in advance. The following table sets forth information with respect to the grant of shares of Common Stock under the Stock Plan, as proposed to be amended, to the Outside Directors during the Last Fiscal Year:


                              Amended Plan Benefits
                            1991 Directan Stock Plan
                            ------------------------
                                                                        Dollar
Name of Individual or Identity of Group         Number of Shares(1)  Value($)(2)
---------------------------------------         -------------------  -----------

Michael I. Gamble...............................      2,890          $    3,125

Drury J. Gallagher..............................      9,007          $    8,333

James A. Glaze..................................     10,522          $   12,500

John Hewitt, Jr.................................     10,522          $   12,500

Gene J. Kennedy.................................     10,522          $   12,500

John W. Pauly...................................     10,522          $   12,500

Gordon H. Smith.................................      7,632          $    9,375

Richard A. Williams.............................     10,522          $   12,500
                                                     ------          ----------
All Outside Directors as a Group (7 persons)....     72,139           $  83,333
                                                     ======           =========
------------------------------------
(1) The number of shares is obtained by dividing $3,125 accrued each quarter for each Outside Director by the fair market value of the Common Stock on the last day of such quarter.

(2)      Represents $3,125 paid quarterly in Common Stock of the Company.

         The Board of Directors believes that the institution of the Stock Plan and the automatic grant of shares of Common Stock under the Stock Plan in lieu of paying director fees in cash is a prudent way to conserve the Company's cash. The board further believes that issuance of Common Stock to directors serves to align the interests of the Board of Directors with those of the shareholders. In the event the proposed increase in the number of shares issuable under the Stock Plan is not approved, the Board of Directors will review whether payment of director fees in cash should be reinstituted.


Vote Required

         Affirmative votes constituting a majority of the Votes Cast will be required to ratify and approve the proposed Amendment to the Stock Plan. The Board of Directors unanimously recommends voting "FOR" ratification and approval of the Amendment to the Stock Plan.


                                 PROPOSAL NO. 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has nominated Grant Thornton LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Such nomination is being presented to the shareholders for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to ratify the Board's selection. If the shareholders reject the nomination, the Board of Directors will reconsider its selection.

       On January 19, 1996, the Company dismissed the accounting firm of Ernst & Young LLP, which had previously been engaged as the Company's independent accountant to audit the Company's financial statements. Ernst &Young's reports on the Company's financial condition for the fiscal years ended December 31, 1993 and December 31, 1994, did not contain any adverse opinion or disclaimer of opinion, and such reports were not otherwise modified or qualified as to uncertainty, audit scope, or accounting principles, except that Ernst & Young's report on the Company's financial condition for the fiscal year ended December 31, 1994, contained an explanatory paragraph with respect to the Company's ability to continue as a going-concern. Furthermore, to the knowledge of current management, during the last two fiscal years and any interim period, the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report(s). The decision to dismiss Ernst & Young was approved by the Company's Board of Directors. On January 19, 1996, the Company retained the accounting firm of Grant Thornton LLP as its principal accountant.

         A representative or representatives of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

         Ratification of the selection of Grant Thornton LLP as the Company's independent auditors requires a majority of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends that shareholders vote "FOR" ratification of the selection of Grant Thornton LLP as the Company's independent auditors.

                              CERTAIN TRANSACTIONS

Common Stock Offering

         Between August 1995 and March 1996, the Company sold an aggregate of 5,418,373 units (the "Units") consisting of shares of its Common Stock and warrants to purchase Common Stock (the "Warrants") in a private offering (the "Common Offering") to certain investors. Each Unit consisted of one share of Common Stock and a Warrant to purchase one half of one share of Common Stock.
Units were sold at a per-Unit price of $1.10 (the "Unit Price"), before deducting placement agent fees and commissions of $.0825 per unit. Gross proceeds from the Common Offering totaled $5,960,209.20.

         The Warrants are exercisable for a period of 10 years commencing in August, 1995 (the "Original Issuance Date"), subject to the following restrictions: (i) in the event that, within three years of the Original Issuance Date, the Company issues Common Stock or securities convertible into Common Stock at a price below the Unit Price, 50% of the total number of Warrants held by each warrantholder will become exercisable at a per-share price equal to the price offered in such subsequent financing, and (ii) 50% of the total number of Warrants held by each warrantholder will become exercisable at a per-share price equal to the Unit Price if, within two years of the Original Issuance Date, the Company's Common Stock is not quoted on the National Market or the Small-Cap Market of the Nasdaq Stock Marker.

         The Company agreed to grant to holders of Common Stock purchased in the Common Offering certain registration rights with respect to such stock. In particular, the Company agreed to exert its best efforts to file a registration statement pursuant to the Securities Act of 1933, as amended, registering all shares of Common Stock sold in the Common Offering no later than 90 days after the completion of the Common Offering.

         The Company has further agreed that, for three years from the Original Issuance Date, it will not grant any stock options under existing or future stock option plans at an exercise price less than 110% of the Unit Price.

         Among the persons purchasing Units in the Common Offering were the following persons who are executive officers, nominees for director, holders of 5% or more of the outstanding shares of a class of the Company's capital stock or members of the immediate family of the foregoing:



                                                        Aggregate Purchase Price
                   Name                   No. of Units            ($)
---------------------------------------- -------------- ------------------------
Entities Affiliated with the Travelers
  Group, Inc.                              2,727,272          $ 2,999,999.20

David J. Holmgren                            400,000              440,000.00

Gene J. Kennedy                               20,000               22,000.00

Michael I. & Charlotte A. Gamble              10,000               11,000.00

Gordon H. Smith                               10,000               11,000.00


Severance Agreement with Executive Officer

         On June 1, 1996, the Company entered into an employment termination and mutual release agreement with Michael I. Gamble, its former President and Chief Executive Officer, and a director of the Company. The agreement provides for a one-time payment of $105,000 to Mr. Gamble. The Company also agreed to pay Mr. Gamble's medical insurance premiums through December 31, 1996, and certain fees for outplacement services and moving expenses. The terms of options to purchase Common Stock held by Mr. Gamble were extended to May 31, 1998.

         In addition, the Company and Mr. Gamble agreed that Mr. Gamble would be available to provide consulting services to the Company for 13 days in each two-month period through May 31, 1997. The Company agreed to pay Mr. Gamble $692.32 for each day he makes himself available to provide such services, whether or not the Company uses his services. For the period from June 1, 1997 to May 31, 1998, Mr. Gamble will provide consulting services to the Company as mutually agreed by the parties from time to time.

         Mr. Gamble agreed to waive any other rights or claims he may have based on his employment relationship with the Company.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as the Company may recommend.

         It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gordon H. Smith
                                          President and Chief Executive Officer

June __, 1997

           This Proxy is solicited on behalf of the Board of Directors

                               POWER SPECTRA, INC.
                      1997 SPECIAL MEETING OF SHAREHOLDERS
                                  July 25, 1997

         The  undersigned  shareholder  of POWER  SPECTRA,  INC.,  a  California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated June ___, and hereby appoints Gordon H. Smith and Edward J. Lamb, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of POWER SPECTRA, INC. to be held on July 25, 1997 at 10:00 a.m. local time, at the the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.       Election of Directors:

         |_|      FOR all the nominees listed below (except as indicated).

         |_|      WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

HAROLD T. BOWLING,  JAMES A. GLAZE, GENE J. KENNEDY,  JAMES A. LOVELL, JR., JOHN
W. PAULY, RICHARD J. REDETT, GORDON H. SMITH

2. Proposal to approve amendment to Articles of Incorporation to effect a reverse stock split of Common Stock.

                               FOR         AGAINST     ABSTAIN
                               |_|          |_|          |_|

3. Proposal to approve an increase in the number of shares of Common Stock issuable under the Company's 1991 Director Stock Plan by 400,000 shares.

                               FOR         AGAINST     ABSTAIN
                               |_|          |_|          |_|

4. Proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997

                               FOR         AGAINST     ABSTAIN
                               |_|          |_|          |_|

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT PROPOSAL SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                          Dated: __________________, 1997


                                          ________________________________
                                                      Signature

                                          ________________________________
                                                      Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)